Alternet

Selling Agreement

Private Placement Selling Agreement

- Investor Packaging
- Enterprise Valuation Opinion
- Private Placement Capital Sourcing
- Transaction Structuring and Closure

Version: 5.0
Date: March 26th, 2012
Expires: March 30th, 2012

File: SellingAgreement_Alternet_v5_2012-03-26.doc

Table of Contents

1 EXECUTIVE SUMMARY

This Selling Agreement ("Agreement") is entered into as of March 26th, 2012 by and between Rainmaker Securities, LLC, a FINRA registered broker-dealer having a principal place of business at 500 N Michigan Avenue, Suite 300, Chicago, IL 60611, and its affiliates (collectively, "Selling Agent" or "RMS") and Alternet Systems, Inc ("Alternet")., a company having a principal place of business at 2665 S. Bayshore Dr. Suite 301; Miami, FL 33133. Collectively, RMS and Alternet may be referred to as "the Parties."

1.1 Situation Overview

Alternet is a small cap investment company that focuses on the mobile value added service industries of mobile financial services and mobile security. The company wishes to engage RainMaker Securities ("RMS") to assist with raising capital for expansion in a private placement.

1.2 Project Overview

This Selling Agreement has five primary work threads:

1. Investor Packaging	RMS will construct and update investor marketing materials, review and vet pro-forma financials and deal documentation, and maintain these materials over the course of the capital sourcing initiative.
2. Enterprise Valuation	RMS will perform full enterprise valuation analyses for Alternet including identifying comparable private placement and M&A transactions in the communication technology sector.
3. Private Placement Capital Sourcing	RMS will introduce Alternet to suitable syndicate partner investors, including but not limited to Private Equity, and Strategic investors.
4. Transaction Structuring and Closing	RMS will assist in negotiation, diligence and closure of transactions with investors introduced by RMS or otherwise.

1.3 Project Financials

Private Placement Project *675 man-hrs over a 120 day duration*

Component	Estimated Hours	Payment Terms	Total Cost
1. Investor Packaging	200 man-hrs	Consulting Fee	$25,000
2. Enterprise Valuation	75 man-hrs	Consulting Fee	$ 7,500
3. Private Placement Capital Sourcing	Estimated 250 man-hrs though potentially much higher	Retainer + Success Fees	$25,000 + Success Fees
4. Transaction Structuring and Closure	Estimated 150 man-hrs though potentially much higher	Fixed Bid Retainer	$15,000
Subtotal	**675 man-hours over 120 days**	**Retainer + Success Fees**	**$72,500 + Success Fees**
Discount (Private Placement Capital Sourcing)	Target list pre-established. Specific Distribution.	40% of item 3 Reduced	($10,000)
Discount (Investor Packaging)	Certain Materials Pre-Done	20% of item 1 Reduced	($5,000)
Discount (Time-Based)	If Executed by 03-30-2012	Time-Based Discount	($5,000)
Total Bid (for 120 days)	**See Section 4.1**	**Discounted Bid**	**$52,500 + Success Fees**

NOTE: Effort is estimated as shown above, though timeline may vary depending on investor response / follow-up.

RMS will make a fixed bid of $52,500 for the first 120 days of work, contingent on Alternet executing this agreement no later than March 30th, 2012. The fixed bid does not include Cash Success Fees for capital raised (see Section 4.1.5) or Warrants (see Section 4.1.6). Payments terms, and project extension terms, are as detailed in section 4.1.1. Alternet is free to cancel this agreement at any time, with 15 days written notice, under terms as described in Section 4.2.22.

Selling Agreement

2 PROJECT ASSUMPTIONS

2.1 Assumptions

Project Level

- Project Kickoff: During Project Kickoff, the project variables such as information requirements, assigned resources, approach, priorities, deliverables and schedule will be discussed with the client to derive a more definitive set of understandings and expectations (as needed).
- Statement of Work (SOW): Execution of this document shall convert this Selling Agreement into the final SOW, which authorizes the start of work. This SOW has been developed in collaboration and agreed upon by both CLIENT and RMS, and is the definitive statement of our mutual, contractual commitments and obligations.
- Availability of Client Resources: Specific client resources will be requested to support the engagement team. A project task team will be formed, responsible for periodic reviews, to ensure that the engagement remains on track and to address any issues that may arise.
- Timeliness and Dependencies: RMS strives to provide high-quality deliverables, per agreed timelines. RMS commits to best effort, but cannot guarantee schedule adherence, and cannot accept liability, if delays are caused by circumstances *outside of RMS direct control*. If schedule impact is expected, RMS provides maximum possible notice, and will work with CLIENT on a recovery plan.
- Interim Progress Meetings and Reporting: RMS and CLIENT shall agree on the frequency and format of interim review meetings and corresponding reports. These items shall be addressed at project kickoff. In general, the project working team agrees to reviews on a weekly or bi-weekly basis to keep on track and adjust as project needs evolve.

General

- Discovery and Project Strategy (Kickoff Meeting): RMS will gather additional specific requirements for this project (Discovery) and work out the strategy for implementing the plan described in this SOW during the Kickoff Meeting. This process will be most efficient if conducted via conference calls, obviating the need for most travel and the resulting additional expenses.
- Work Location and Working Environment: Initial discovery will be performed via phone/e-mail. If possible and appropriate, independent work on the project may be performed at RMS work locations, in order to reduce expenses. When requested with reasonable lead-time, CLIENT will provide RMS with a work space, with on-site internet access and access to normal business support and supplies.
- Documentation: Upon request and as CLIENT determines necessary, CLIENT will, in a timely fashion, supply, make available, or provide access to all relevant documentation (electronic or hard-copy) necessary for RMS to complete its work.
- Access to CLIENT Personnel: Critical personnel for the engagement will be described during the discovery process. Within the constraints of appropriate scheduled lead-time, CLIENT will provide access to these resources as needed. Milestone completion and schedule adherence is contingent on obtaining and analyzing specific information from CLIENT.

2.2 Requests

Internal Plans (as needed for the engagement)

- Strategic Business Plan, with Financial Analysis: If available, RMS requests the current strategic plan for the business. In order to prepare marketing and investor documentation as applicable, it is particularly important to also understand any larger board level and corporate-level initiatives and mandates that may affect the investment profile of the company.
- Product/Service Documentation: To the extent possible, RMS requests product definition documents and specifications from partners and customers, as applicable to this Project.
- Operational Plan/Project Plan: If needed and relevant, any documents outlining the operating plan of the business unit, the project plan, schedules and budgets controlling/tracking the project are requested. These items are important for both tracks of the project.
- Third Party Relationships: For this project, it is important for RMS to understand the relationships between CLIENT and third-Parties pertinent to the business model. RMS requests an overview of the important relationships be compiled by CLIENT, to help RMS understand the context of these relationships and the role of the involved Parties.

Market Information

- Market Research: Any available relevant research on the target market, both from primary and secondary research, on the product and market for the target markets and its ecosystem is requested.
- Competitive Analysis: Any work done to date which identifies, characterizes and benchmarks competitive products is also requested.

Collateral

- Presentations, Documents: RMS intends to use CLIENT collateral (product specific, technical, corporate/promotional, marketing documentation and presentations, along with business documentation (such as NDAs, Alliance Documents)), as needed to prepare investor presentations and necessary documentation.

  This collateral material is requested as soon as possible, in electronic form where available.

Market/Product Feedback and Positioning

- Feedback and Reports: CLIENT 85.5490 0 1 186.p11(m(NT)13(85.5490 0 1 186.p11(m(NT)13g)]TJf]TJ)-6(a)-3((0 1

Selling Agreement

The scope of this effort can vary widely based on the number of investors engaged and the required scheduling and diligence follow up, along with expected travel requirements. We estimate the effort at 250 man hours over 120 days though the effort can many times exceed that estimate.

3.4 Transaction Structuring and Closing

Structuring and closing a transaction typically involves significant effort in term of financial analysis, negotiation and due diligence work. Proper structuring and negotiation can be critical to obtaining the desired valuation and terms for a securities sale and guaranteeing the sale takes place in a timely manner.

RMS will support Alternet in structuring and closing securities transactions, as needed, over the 120 days project period. Within scope are financial modeling and analysis, evaluating valuation implications of various contract terms, and working with investors to provide (within reason) supporting research and diligence information.

Any legal or regulatory costs associated with closing the securities transaction is not within the scope of this effort and may require additional outlays by Alternet to Federal, State or Self-regulated entities or may require payments to legal advisors. Such costs are the responsibility ofAlternet.

Selling Agreement

4 FINANCIALS

4.1 Financial Terms and Conditions

1. **Payment Schedule and Terms**: RMS policy is to submit invoices for expenses on the 1st and 15th of each month, net 15 calendar days. Assuming a timely project start, the first invoice for expenses will be submitted on April 15th, 2012. Each invoice shall cover pre-approved expenses incurred by RMS, during the period which ends on the invoice date. Retainer Fees related to this agreement (per section 1.3) are payable as follows:
   a. **Payment 1:** USD$ 26,250 in cash payment is due no later than March 30th, 2012 (upon execution of this Agreement). This payment primarily covers the costs of the packaging and valuation efforts. This payment, and all subsequent payments, shall be paid in cash, via wire transfer to the account designated by RMS at the time of the first invoice.
   b. **Payment 2:** USD$ 26,250 is due no later than May 15th, 2012. This payment primarily covers the remaining costs associated with private placement capital sourcing and transaction structuring and closing
   c. **Extension of Work:** Extension of the work may be continued under two separate scenarios:
      i. Should on August 1st, 2011, Alternet be actively engaged in dialog with an investor introduced by RMS (per the definition specified in 4.1.4 below) and those discussions have reached the status that a term sheet to purchase Alternet securities has been provided to Alternet for an amount equal to or exceeding USD$1 million, the project will automatically renew for a period of 30 days or until such time as the applicable transaction has closed. Upon such automatic renewal, USD$7,500 will be due on August 1st, 2012. If the applicable transaction closes prior to August 1st, 2012, then no such retainer payment will be due. These payments support the continued effort associated with transaction structuring and closing as well as, potentially, efforts to obtain competing bids.
      ii. Should an automatic renewal event, per section 4.1.c.i, not occur, the project can be continued, at Alternet's option for US$5,000 per month, payable beginning August 1st, 2012.
2. **Not To Exceed**: Every effort has been made to accurately estimate the effort involved in completing the stated work required. The retainer fees associated with this agreement shall not exceed the $52,500 as quoted unless the project scope changes per the request ofAlternet, or an extension occurs per the terms of 4.1.c as above. If the scope changes at Alternet's request, amendments to the SOW shall be approved by both Alternet and RMS in writing, in advance of the change in scope taking effect. Acceptable forms of written authorization are email or registered mail.
3. **Cash Payments**: Cash remittance is to be made in USD ($) via wire transfer to RMS's payment account (details furnished with first invoice).
4. **Limited Exclusivity**: Alternet hereby grants to Selling Agent, and Selling Agent hereby accepts, the right to introduce Alternet to prospective investors/buyers during the term of this Agreement. Investor referrals under this agreement will be handled according to "Limited Exclusivity" (as opposed to "Full Exclusivity," as defined below). Under Limited Exclusivity, Selling Agent has the exclusive right to market the deal to a subset of, though not all, prospective investors (Full Exclusivity would provide Selling Agent the unrestricted right to market to all prospective investors). Within 45 days of the signature of this agreement, Selling Agent will provide Alternet an initial "Prospective Investor List," which includes all investors, intermediaries and partners which Selling Agent intends to introduce to Alternet. Alternet will be requested to approve this list.

   Once this list has been signed off, all entities or persons on the Prospective Investor List become "Referred Prospective Investors." Selling Agent shall have exclusive rights to market the deal to Referred Prospective Investors, on behalf ofAlternet. Should Alternet raise capital through any Referred Prospective Investor within one calendar year of that person or entity becoming a Referred Prospective Investor, Selling Agent is entitled to full Success Fees, pursuant to the terms in Section 4.1.5 of this document, and all Warrant payments, pursuant to the terms in Section 4.1.6 of this document.

Following sign-off of the initial prospective investor list, new prospective investors may be identified:

a. For new prospects identified by Selling Agent, not already included in the aforementioned prospective investor list, Selling Agent will notify Alternet by providing a written "Notice of Prospect," which identifies any new person or entity who will be directly introduced as a Prospective Investor pursuant to this Agreement. Alternet will be asked to agree to the new Prospect in writing, via email. Following approval, the new Prospect will be considered a Referred Prospective Investor per the terms of this agreement. Notice of Prospects shall generally be delivered to Alternet via email.

b. For new prospects identified by Alternet, the company may request that RMS help manage the relationship with such new prospect. The company must make such request to RMS in writing – acceptable forms of written communication are email, or U.S. registered mail. If Alternet makes such a request to RMS, the new prospect will henceforward be considered a Referred Prospective Investor, pursuant to this agreement.

c. Alternet, at its sole discretion, may request that a Referred Prospective Investor be removed from the Prospective Investor List, and all obligations associated with inclusion in that list (per Section 4.1.5 and Section 4.1.6) be nullified ("Rescission Event"), if selling agent does not initiate contact within four (4) weeks of approval as a Referred Prospective Investor by Alternet.

Alternet shall maintain the right, at its sole discretion, to accept or reject a Prospective Investor referred or introduced by Selling Agent. Alternet exclusively reserves the right (a) to independently and privately evaluate, negotiate and/or consider—in its sole and exclusive discretion, and without any liability whatsoever to Selling Agent —any and all terms of each funding or financing deal presented by Selling Agent, regardless of the nature, method, effect or outcome of Alternet's evaluations, negotiations and/or considerations and (b) to independently and privately accept, modify or reject any funding or financing proposal, deal, offer and/or arrangement—in its sole and exclusive discretion, and without any liability whatsoever to Selling Agent—regardless of Alternet's ultimate decision whether to accept, reject or modify any such proposal, deal, offer and/or arrangement

5. **Cash Success Fees**: Should Alternet raise capital through any Referred Prospective Investor, within one calendar year of that person or entity becoming a Referred Prospective Investor, Selling Agent is to be compensated with a cash Success Fee of a pre-determined percentage of such capital raised. "Capital Raised" corresponds to any investment made in Alternet by a Referred Prospective Investor, pursuant to Section 4.1.4 above. The Success Fee shall be paid as follows:

    a. Any Capital Raised by RMS shall be assessed a cash Success Fee of 4.0% (four percent) of Capital Raised.

    b. Should a referred prospective investor, strategic or otherwise, choose to purchase the Company outright, Capital Raised corresponds to the total consideration offered to Alternet by the purchaser. Under those circumstances, the cash Success Fee is limited to 4.0% (four percent) of Capital Raised.

    If a strategic investor or acquirer chooses to make an investment in Alternet, using, in whole or in part, its own stock as consideration, payment to Selling Agent may be made in like kind under the condition that such stock is actively traded, at the time of the transaction, on a regulated national stock exchange. The NASDAQ Stock Market, the New York Stock Exchange, the London Stock Exchange, Deutsche Bourse and Euronext are the only such national stock exchanges acceptable under this agreement. Any consideration paid in the acquirers stock shall be assumed to have a value corresponding to its fair market value at the time of the close of the sale transaction. In all other cases, payment to Selling Agent must be made in the form of cash. All cash referral fees shall be paid to Selling Agent in U.S. dollars by electronic wire transfer or check.

    The cash Success Fees are payable within five (5) days after the date on which Alternet receives the corresponding Investment. Should the investment be a purchase of the Company outright, fees are payable ten (10) days following close of the sale transaction.

6. **Warrant-Based Success Fees**: All warrants are to be issued with an expiration date of September 30th, 2013 (essentially 18-months after Project Start Date of April 1st, 2012). This can be extended to 24 months from date of fill subscription. The terms of the warrants will be detailed in a formal warrant agreement, however key terms are established per the following:

a. For each $1000 of investor capital invested by a referred prospective investor (as defined per Section 4.1.4 above), RMS will be granted the right to purchase a Quantity ofAlternet common stock as defined by the following relation: Quantity of Shares = $250 / SP (Two hundred and fifty divided by SP, where SP corresponds to the strike price of the warrants issued).

b. The strike price (SP) for all warrants are to be set at $0.25.

c. Any Warrants granted under this clause are subject to a ceiling by which no further Warrants will be granted, regardless of additional capital raised, once the total of Warrants granted under this clause represents a claim to purchase three percent (3%) of the outstanding common equity ofAlternet.

d. Should the capital raised take the form of an outright sale of all Company equity, RMS will be entitled to no Warrants under this clause.

7. **Non-Circumvention of Fees.** Alternet and its affiliates will not attempt to enter into an agreement with any Referred Prospective Investor in order to avoid payment of fees to Selling Agent in accordance with Sections 4.1.5 or 4.1.6 hereof.

4.2 Additional Terms and Conditions

1. **Client Representations and Warranties:** Alternet represents and warrants now and on a continuing basis that:

   a. It is duly organized under the laws of its jurisdiction of organization and has the requisite authority to enter into this Agreement on its own behalf. The execution and delivery of this Agreement and the performance of its obligations herein has been duly authorized by all necessary action on its part, and this Agreement constitutes the valid and binding obligation ofAlternet. Its execution, delivery and performance of this Agreement do not violate any other contracts or agreements to which it is a party.

   b. The payment to Selling Agent of any Success Fees pursuant hereto:

      i. has been duly authorized by Alternet, or any other persons to the extent such authorization is required to properly make such payment;

      ii. is properly disclosed in any relevant offering memorandum to the extent such disclosure may be required; and

      iii. is in conformity with all federal and state laws or regulations to which the Alternet or their agents are subject.

   c. Alternet will provide Selling Agent with updated copies of the offering memoranda and all other relevant documents as they become available.

2. **Selling Agent Representations and Warranties:** Selling Agent represents and warrants now and on a continuing basis that:

   a. It is duly organized under the laws of the State of Illinois and it has the requisite authority to enter into this Agreement and to carry out the services as contemplated herein.

   b. It agrees to maintain any and all registrations and licenses under the relevant laws applicable to its operations in connection with the services performed pursuant to this Agreement including registration and/or qualification as a broker-dealer with the SEC, FINRA, and every state or territory of the United States of America (including without limitation the District of Columbia) where such registration or qualification is required.

   c. Selling Agent is solely and exclusively responsible for compliance with all activities of its agents, servants, employees, partners and principals.

d. The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary action on its part, and this Agreement constitutes the valid and binding obligation of Selling Agent. Its execution, delivery and performance of this Agreement do not violate any other contracts or agreements to which it is a party.

e. It will not modify or alter any information supplied by Alternet without Alternet's prior written consent.

f. It agrees to perform its obligations under this Agreement in compliance with the instructions it may receive from time to time from Alternet.

3. **Mutual Representations and Warranties**: Each party hereto represents and warrants that it shall provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder, such other information or documentation as any party may reasonably request, and that it shall comply with such operating policies and procedures as the Parties may adopt from time to time to the extent consistent with this Agreement. As such, Alternet agrees to furnish not less than monthly to Selling Agent a cumulative list of all Investors who have made an investment in Alternet. Selling Agent agrees to furnish not less than monthly to Alternet a cumulative list of prospective Referred Prospective Investors whom it has introduced to Alternet.

4. **Miscellaneous**:

a. **Notices**. All notices and communications required or permitted by this Agreement shall be in writing and delivered personally, sent by overnight courier, first class mail, facsimile or e-mail unless otherwise agreed. All such notices and other communications shall be made:

If to Selling Agent, to:

Rainmaker Securities, LLC
500 N Michigan Avenue, Suite 300
Chicago, IL 60611

Attention: Glen Anderson

If to Alternet, to:

Alternet Systems, Inc.
2665 S. Bayshore Dr., Suite 301
Miami, FL 33133

Attention: Henryk Dabrowski

5. **Entire Agreement; Amendment**: This Agreement constitutes the entire agreement between the Parties and supersedes, voids, and rescinds any and all prior oral or written agreements between Selling Agent and Alternet and is a fully integrated agreement. This Agreement may not be amended nor modified, nor any of the provisions hereof waived, except by the written consent of both Parties hereto.

6. **Dispute Resolution**: In the event of circumvention of this Agreement by either party, directly or indirectly, the circumvented party shall be entitled to damages, plus any and all expenses, including but not limited to all legal costs. This Agreement shall be governed by the laws of the State of Illinois (without application of any choice of law principles). Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Illinois and the courts of the United States of America located in the City of Chicago, Cook County, and State of Illinois for any litigation arising out of or relating to this Agreement. Each of the Parties hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement. To the extent permitted by law, all controversies which may arise between the Parties or any of their affiliated companies concerning any transaction arising out of or relating to this Agreement, or the construction, performance, or breach of this Agreement, shall be submitted to arbitration conducted under the Arbitration Rules of the Financial Industry Regulatory Authority (FINRA). Arbitration must be commenced by service upon the other Party, of a written demand for arbitration or a written notice of intention to arbitrate. Judgment upon any award rendered by the arbitrator(s) shall be final, and may be entered in any court having jurisdiction. Any arbitration proceeding pursuant to this Agreement shall be determined pursuant to the laws of the State of Illinois.

7. **Relationship of Parties**: While the Parties wish to cooperate where there is mutual advantage, Alternet and RMS are independent business entities and neither Party is an employee or agent of the other Party, and cannot legally bind the other Party, unless expressly authorized in writing. No joint venture, partnership, employment, agency or any other relationship, including any clearing arrangement for purposes of FINRA Rule 3230, is intended, accomplished or embodied in this Agreement. Both Parties may have similar dealings with other

Selling Agreement

Parties and their relationship is not exclusive in any manner. During the Term of this Agreement, the Parties may enter into similar agreements with other Parties. The Parties will devote the amount of time and resources that they, in their sole discretion, determine reasonably necessary to maintain good-faith performance of their duties hereunder.

8. **Assignment and Successors**: This Agreement shall be binding upon, and shall inure to the benefit of the Parties hereto, their respective successors, permitted assigns and legal representatives as well as subsidiaries, affiliates, joint-ventures, heirs and any other related Parties or entities Otherwise, this Agreement shall not be assigned by the Parties hereto, other than by prior mutual written consent, and only provided that such assignee(s) assume all legal rights, obligations and liabilities hereunder, while assignor shall remain secondarily liable hereunder.

9. **Headings**: Headings to sections herein are for the convenience of the Parties only, and are not intended to be a part of or to affect the meanings or interpretation of this Agreement.

10. **Waiver of Breach**: The waiver by a party of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach by a party. The failure of a party to insist upon strict adherence to any provision of this Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon a strict adherence.

11. **Counterparts**. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12. **Third Party Research:** In the event that third party research is needed, any expenses for this research shall be paid by Alternet. No research will be purchased without prior written approval by Alternet.

13. **Expense Management**: Extraordinary expenses (defined as any expense exceeding $100) will be identified as early on as possible, and will be subject to prior approval by Alternet before being incurred. For this engagement, Alternet shall pre-pay any expenses that are required by Alternet in excess of $100.

14. **Forecasted Travel and Expenses:** Generally accepted consulting practice is to forecast Travel and Expenses at 10% of billings. RMS plans to reduce travel expenses wherever possible, and forecasts Travel and Expenses to be under 10% of fees. Actual expenses will be submitted under the Expense Policy described above, and modified as necessary to reflect the Alternet Expense Policies.

15. **Late Payments:** RMS endeavors to deliver services to our clients in a timely fashion such to achieve the maximum quality result and the maximum likelihood of a successful outcome. Late payments by clients hinder such efforts by constraining our ability to devote the proper resources to projects. As such, RMS will assess a fee of 5% of any outstanding balance due and payable (inclusive of fees, commissions, and expenses), for each 30 days such balance remains unpaid. The 5% fee is assessed on the total outstanding balance due and payable at that time, including late fees already assessed.

16. **Acceptance of Deliverables**

   a. Basic Principles: Milestones and deliverables are complete and accepted when signed off byAlternet.RMS is committed to providing quality in all work products, and will provide drafts/interim milestones as needed to obtain Alternet feedback prior to preparation of final deliverables. This is an interactive process, and timely feedback by Alternet is essential to ensure completion of deliverables per the agreed timelines.

   b. Standard of Workmanship: Representative sample deliverables of a similar nature to those in this engagement may be referenced as a standard of quality to which a baseline for acceptability is jointly agreed by RMS and Alternet. These can be provided and referenced in an attachment to the agreement.

   c. Client Acceptance: Alternet will be asked to provide input throughout the creative process, as well as to jointly define acceptance criteria for deliverables. RMS requests Alternet feedback on deliverables submitted for review shall be provided within three (3) business days of submittal. If no feedback is provided after such time, the deliverable shall be considered final and accepted (and payable).

d. Maximum Iterations: The working budget for this engagement is built on an assumption of no more than two iterations on deliverables being required to obtain Alternet acceptance (the initial submission of a deliverable is NOT iteration, there are three total" tries" to reach approval). Additional iterations must be jointly approved, using a change order signed by both Alternet and RMS.

17. **Ownership of Deliverables**

a. Client Ownership: All deliverables and work product created during the course of this engagement are solely owned by Alternet, and Alternet can use the materials in any way they choose. The deliverables are defined in detail in the next section. "Work product" refers to working files, notes, drawings, presentations, and other materials (hardcopy or electronic) created for Alternet in the course of work.

b. RMS to Retain Copy for Support of Client: In order to provide follow-on support for Alternet, should the need arise, RMS requests authorization to retain a copy of deliverables and work product. These deliverables and work product may not be used, for any reason, without prior written approval by Alternet.

18. **Non-Circumvention**. Each Party wishes to assure the other Party that no Party to this Agreement shall directly or indirectly cause or knowingly allow the circumvention of any Party to this Agreement. It is the expressed intent herein that each Party shall be entitled to and shall receive all monies due under any funding transactions covered by this agreement that may result from introductions by any Party to this Agreement. The Parties hereto jointly and severely undertake and agree this date that all persons, companies, firms, partnerships, corporations, co-ventures, joint ventures, trusts, or any other concern with which they, or any associate, agents, employees, representatives, or any other person with whom they are, or may be, in any way concerned shall not knowingly make contact with, contract with, deal with, or otherwise become involved with any funding transaction of whatsoever nature and howsoever arising from any introductions or contacts by any Party to this Agreement without: (1) disclosing the full nature of the transaction in advance to the other Party and (2) not proceeding with any transaction so contemplated without the other Party's written consent. Further:

a. The Parties will not in any manner, solicit, nor accept any funding transactions in any manner from sources which were made available through this agreement, without the express written authorization of the party who made available the source; and,

b. The Parties will maintain complete confidentiality regarding each other's business sources and/or their affiliates and will disclose such business sources only to named Parties pursuant to the express written Permission of this party who made available the source; and,

c. They will not disclose names, addresses, email address, telephone and telefax or telex numbers of any contacts of either party to third Parties and that they each recognize such contacts as the exclusive property of the respective Parties and that they will not enter into any direct funding negotiations or funding transactions with such contacts revealed by the other party; and,

d. They further undertake not to enter into funding transaction with banks, investors, sources of funds or other entities or bodies, the names of which have been provided by one of the Parties to this agreement, unless written permission has been obtained from the other party, or Parties, to do so. For the sake of this agreement, it does not matter whether information is obtained from a natural or a legal person. The Parties also undertake not to make use of a third party to circumvent this clause or this agreement.

19. **Confidentiality of Information**. Confidential Information means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential", "Proprietary" or some similar designation. If an Appendix is attached hereto, Confidential Information shall include without limitation all items set forth in the Appendix, whether or not so designated upon disclosure. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third Parties. Further:

a. Each party agrees not to use any Confidential Information of the other party for any purpose except to evaluate and engage in discussions concerning a potential business relationship between the Parties. Each

party agrees not to disclose any Confidential Information of the other party to third Parties or to such party's employees, except to those employees of the receiving party who are required to have the information in order to evaluate or engage in discussions concerning the contemplated business relationship. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder.

b. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content substantially similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party, unless previously approved in writing by the other party. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

c. All confidential information is provided "as is." Each party makes no warranties, express or implied or otherwise, regarding its accuracy, completeness or performance.

d. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party's written request.

e. Nothing in this Agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this Agreement grant any party any rights in or to the Confidential Information of the other party except as expressly set forth herein.

f. Confidential Information shall not, however, include any information which:

i. was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party;

ii. becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party;

iii. the receiving party can reasonably prove, in writing, that such information was already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure;

iv. is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality;

v. is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or

vi. is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

20. **Access to Books and Records**. Alternet agrees to furnish to Selling Agent, upon request, within five business days, a cumulative list of all investors who have made an investment in Alternet. Alternet also agrees to provide, upon request, within five business days, any other information which Selling Agent is required to collect as part of compliance with U.S. securities laws. Selling Agent agrees to furnish to Alternet, upon request, within five business days, a cumulative list of prospective Referred Prospective Investors to whom it has presented Alternet as an investment opportunity.

21. **Non-Circumvention of Fees**. Alternet will not attempt to enter into an agreement with an Investor in order to avoid payment of fees to RMS in accordance with Sections 4.1.1, 4.1.5, and 4.1.6 hereof.

22. **Indemnification**. RMS shall indemnify and hold harmless Alternet from any and all liability, claim, loss, injury or damages asserted against, or suffered by Alternet caused by (a) false or misleading information provided by RMS to any outside Party and/or (b) any deceptive or fraudulent act of RMS. Conversely, Alternet shall indemnify and hold harmless RMS and/or any of its members, directors, managers and/or officers from any and all liability, claim, loss, injury or damages asserted against, or suffered by RMS caused by (a) false or misleading information provided by Alternet to RMS (b) any deceptive or fraudulent act of Alternet. Both Parties agree to notify each other, in writing, within 15 days of any claim asserted or any legal action commenced against it.

23. **Effective Date and Termination**. This Agreement becomes effective as a legally binding contract at the time it is signed by both Parties. This Agreement may be terminated by either party upon delivery to the other party of written notice of such termination at least fifteen (15) days prior to such termination. Notwithstanding such termination, the payment obligations of Alternet for retainer fees and expenses pursuant to the terms of Section 4.1.1, which are due and payable at the time of termination of this agreement shall remain due and payable per the terms outlined in that section. Alternet's obligations to pay Cash Success Fees (pursuant to Section 4.1.5) and to provide Warrants (pursuant to Section 4.1.6), also survive such termination. As such, in the event of a termination by either party, Alternet acknowledges its irrevocable obligation to pay the entire sum of all Cash Success Fees earned pursuant to Section 4.1.5, to provide Warrants pursuant to Section 4.1.6, and to honor the terms of Section 4.2.21 ("Non-Circumvention of Fees"). Section 4.2.20 ("Access to Books and Records") survive for one year following termination of this agreement. Section 4.2.18 ("Non-Circumvention") shall be binding to both Parties for one (1) years following termination of this agreement. The obligations of each party hereunder with respect to Section 4.2.19 ("Confidentiality of Information") shall survive until such time as all Confidential Information of the other party disclosed hereunder becomes publicly known and made generally available through no action or inaction of the receiving party.

24. **Variation**. No variation of this Agreement shall be binding on any Party unless, and to the extent that such variation is recorded in a written document executed by such Party, but where any such document exists and is so signed such Party shall not allege that such document is not binding by virtue of an absence of consideration.

25. **Waiver**. The failure on the part of either Party to exercise or enforce any right conferred by this Agreement shall not be deemed to be a waiver of that party's rights to future exercise of that right.

26. **Severability**. If any provision of this Agreement is invalid, unenforceable or prohibited by law, this Agreement shall be considered divisible as to such provision and such provision, shall be inoperative and shall not be part of the consideration moving from either Party hereto to the other, and the remainder of this Agreement shall be valid, binding and of like effect as though such provision was not included herein.

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5 SIGNATURE APPROVALS

This Selling Agreement documents the understanding between Alternet and Selling Agent based on discussion of requirements and deliverables during initial meetings. It is the basis for our best faith estimates of effort and timeline, deliverables and compensation required to deliver a successful implementation.

Signature below indicates acknowledgement and approval of this Selling Agreement. Should changes be required, both Parties must agree to the change(s) in writing, and attach the description of the change(s) as an Amendment to the Statement of Work. All Parties are signing as Managers of either Alternet or Rainmaker, and not in any individual capacity whatsoever.

Alternet Systems, Inc. | **Rainmaker Securities, LLC**

HENRYK DABROWSKI Chairman and CEO	Date	**GLEN W. ANDERSON** President	Date
[signature]	27/3/2012	[signature]	March 26th, 2012
Alternet Systems, Inc. 2665 S. Bayshore Dr. Suite 301 Miami, FL 33133		Rainmaker Securities, LLC 500 N Michigan Avenue, Suite 300 Chicago, IL 60611	

Selling Agreement